                                                                    Exhibit 10.7


                                  AMENDMENT TO
                           INCENTIVE COMPENSATION PLAN


            The Technitrol, Inc. Incentive Compensation Plan (the "Plan") is hereby amended as follows:

            1. The first sentence of Section 4(b) of the Plan shall be deleted in its entirety and replaced with the following:

            "To the extent that shares of Common Stock of the Company are used as incentives under the Plan, the aggregate number of shares, on a cumulative basis, which may be issued under the Plan shall not exceed 4,900,000, as appropriately adjusted in the event of one or more stock split-ups or split-downs, a combination of shares or recapitalizations, or by reason of stock dividends."

            2. The first sentence of Section 7 of the Plan shall be deleted in its entirety and replaced with the following:

            "The Plan will terminate on the earliest of (1) the date of termination specified in any resolution which may be adopted by the Board of Directors; or (2) the granting of the maximum number of shares of Common Stock available under the Plan, as amended from time to time; or (3) December 31, 2011, the stated termination date."

            3. Except as expressly set forth in this Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

            4. The effective date of this Amendment to the Plan shall be February 13, 2001.

                           INCENTIVE COMPENSATION PLAN
                                       OF
                                TECHNITROL, INC.

            An Incentive Compensation Plan ("Plan") is hereby adopted for the key employees of Technitrol, Inc. ("Company") and its subsidiaries effective as of the 1st day of January, 1981.

1.    Purposes.

            The Company's Plan is intended to provide a method whereby key employees ("Employees") of the Company and its subsidiaries who are largely responsible for the special services of planning, management, growth and protection of the business, may be offered incentives in addition to those of current compensation and future pensions to continue in the service of the Company and all of its stockholders. The Plan is also intended to enable the Company to obtain and retain the services of Employees by providing them with such incentives as may be provided upon the terms and conditions hereinafter set forth.

2.    Administration.

            This Plan shall be administered by a committee ("Committee") consisting of three directors to be appointed by the Board of Directors, none of whom shall be employees of the Company or its subsidiaries or otherwise entitled to participate under this Plan. The Committee shall interpret the Plan and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it as to the determination of who shall participate in the Plan and the nature and extent of the incentives granted to each participant and shall also adopt such rules and regulations for the administration of the Plan as it deems advisable.

3.    Eligible Employees.

            Employees shall mean (i) executive employees of the Company and its subsidiaries, (ii) key employees of each of the operating divisions and subsidiaries of the Company in the areas of sales and marketing, engineering and technical design, manufacturing, quality assurance, and financial, and
(iii) such other employees in recognition of outstanding performance or unique contributions of ideas or inventions, as an incentive to employment, or for such other reasons deemed appropriate by the Committee. Employees shall be selected by the Committee for participation. No member of the Board of Directors of the Company may participate in the Plan unless he is also an Employee of the Company or its subsidiaries. A member of the Committee may not participate.

4.    Types of Incentives.

            The Committee shall have the authority to develop and implement forms of incentive compensation, which may be awarded to a single Employee or group of Employees, in the manner and in the amounts determined by the Committee, it being the purpose and intent of the Plan to afford the Committee the greatest flexibility in providing incentives to management. Such incentive compensation may include (but shall not necessarily be limited to) restricted stock grants, performance unit shares, and stock appreciation rights, subject to the following conditions and limitations:

            (a) The types of incentives shall be chosen with regard to their utility for inducing longer-term service (three years or more) to the Company on the part of Employees.

            (b) To the extent that shares of Common Stock of the Company are used as incentives under the Plan, the aggregate number of shares, on a cumulative basis, which may be issued under the Plan shall not exceed 100,000 as appropriately adjusted in the event of one or more stock split-ups or split-downs, a combination of shares or recapitalizations, or by reason of stock dividends. Such shares shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or from shares reacquired by the Company, including shares purchased on the open market. If, prior to the termination of the Plan, shares issued under the Plan have been returned to the Company by virtue of any restrictions imposed by the Committee, such shares shall again become available for issuance under the Plan.

            (c) Performance goals developed under the Plan, if any, shall be chosen on a long-term basis.

5.    Special Provisions Relating to Stock Incentives.

            The Committee shall have the authority to impose such restrictions, terms and conditions upon any grant of shares of Common Stock hereunder as it may deem appropriate under the circumstances, including but not limited to, restrictions on transfer. In addition, the Committee may impose restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares are then listed, and under any Blue Sky or state securities laws applicable to such shares. In order to enforce the restrictions imposed upon shares hereunder, the Committee may cause a legend(s) to be placed on any certificate(s) representing shares issued pursuant to this Plan, which legend(s) shall make appropriate reference to the restrictions imposed hereunder.

6.    Amendments.

            This Plan may be amended at any time by the Board of Directors of the Company; provided, however, that no such amendment shall increase the maximum aggregate number of shares of Common Stock that may be issued pursuant to this Plan without the approval of the shareholders of the Company.

7.    Termination.

            The Plan will terminate on the earliest of (1) the date of termination specified in any resolution which may be adopted by the Board of Directors; or (2) the granting of the maximum number of shares of Common Stock available under the Plan, as amended from time to time; or (3) December 31, 1991, the stated termination date. The termination of the Plan, however, shall not affect any restrictions previously imposed on any incentives granted pursuant to the Plan.

8.    Successors and Assigns.

            The provisions of this Plan shall be binding upon all successors and assigns of any Employee awarded incentives under this Plan, including, without limitation, the estate of any such Employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Employee.